PG&E

Corporation
®
Power & Gas Leaders Conference
Bank of America - Merrill Lynch
September 28, 2010
Kent Harvey
Chief Financial Officer, PG&E Corporation
This presentation is not complete without the accompanying statements made by management on September 28, 2010.
A replay is available on PG&E Corporation’s homepage at www.pge-corp.com
 Exhibit 99

Summary of Accident
Rupture of 30-inch gas transmission line
Explosion and fire occurred

7 confirmed fatalities
6 serious injuries
37 homes destroyed
18 homes with major damage

Immediate Response
“If it is ultimately determined that we were responsible for the cause of the incident, we will take accountability.”
Assistance to first responders making the area safe
Temporary housing and other immediate needs
Financial assistance including prepaid debit cards
$1 million donation to local non-profit recovery efforts

Rebuild San Bruno Fund
Relief fund for up to $100 million:
Address expenses for impacted residents not covered
by insurance or not yet available
Restore the community by rebuilding or replacing
public property
Pay for certain costs incurred by emergency
responders and government services

Insurance Coverage
Liability insurance coverage:  $992 million
Deductible:     $10 million

Expect liability insurance to be sufficient
for all covered claims

Pipeline Safety Program
Transmission Lines
• 6,400 miles
• Surveyed for leaks annually
• Regular integrity assessments
 (e.g. in-line investigation or
 direct assessment)
• San Bruno segment surveyed
 for integrity in November 2009
 and for leaks in March 2010
Distribution Lines
 • 42,100 miles
 • Surveyed every 5 years
 • 3 year accelerated
 survey complete in 2010
 • San Bruno area last
 surveyed in June 2008

Post-Event Actions
For all transmission lines in the area:
 • Reduced operating pressure by 20%
 • Resurveyed for leaks

Resurveyed distribution system in San Bruno for leaks

What Happens Next - NTSB
NTSB will investigate, determine cause, and issue
recommendations
Investigations typically take more than a year
NTSB has said it will expedite its investigation

 NTSB to review: Physical evidence
    Integrity management
    Employee performance
    Emergency response

What Happens Next - CPUC
CPUC will establish independent review panel to:
 • Investigate San Bruno accident
 • Evaluate safety of gas transmission lines
 • Make recommendations to CPUC
Response to earlier CPUC requests underway

Financial Impact
Developing an initial estimate of costs

Charge to GAAP income expected in Q3 2010

Insurance recoveries expected to be
recorded in the future

Conclusion
Fully cooperating with regulators
to determine cause
Working to assure customers of
system safety
Supporting the recovery effort in
San Bruno